UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 9, 2012

Date of Report (Date of Earliest Event Reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300

Westlake Village, CA 91361

(Address of principal executive offices) (Zip Code)

(805) 322-9655

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On July 10, 2012, First California Financial Group, Inc. (“FCAL”) and Premier Service Bank (“PSBK”) issued a joint press release announcing their entry into Amendment No. 1 to Agreement and Plan of Merger, dated July 9, 2012 (the “Amendment”). FCAL and PSBK had previously entered into an Agreement and Plan of Merger on February 28, 2012, pursuant to which FCAL would acquire PSBK by merger (the “Merger”) with First California Bank (“FCB”), FCAL’s wholly-owned subsidiary bank, in exchange for shares of FCAL common stock to be issued to shareholders of PSBK in the Merger.  Under the terms of the Merger Agreement, FCAL had the right to terminate the Merger Agreement in the event the price of FCAL’s common stock exceeded $5.03. FCAL’s common stock has exceeded $5.03 since March 2012, giving rise to FCAL’s termination right.

The Amendment amends FCAL’s termination right such that FCAL will now have the right to terminate if FCAL’s Closing Price (as defined in the Merger Agreement) is greater than $7.83, and amends PSBK’s termination right such that PSBK will now have the right to terminate if FCAL’s Closing Price is less than $5.79. In addition, the Amendment reduces the number of shares of FCAL common stock to be received by PSBK’s shareholders from 477,269 shares to 293,626 shares. The Amendment also extends the outside closing date for the Merger from August 31, 2012 to December 31, 2012.

 A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find it

Shareholders of PSBK and other interested parties are urged to read the proxy statements/prospectus that will be included in the Form S-4 registration statement that FCAL will file with the Securities and Exchange Commission in connection with the Merger because it will contain important information about FCAL, FCB, PSBK, the Merger and other related matters.  The registration statement will include FCAL’s prospectus in connection with the issuance of FCAL common stock as consideration in the Merger and PSBK’s proxy statement for its shareholder meeting at which the Merger Agreement and the Merger will be considered and voted upon by PSBK’s shareholders.  The proxy statement-prospectus will be mailed to shareholders of PSBK prior to its shareholder meeting. In addition, when the registration statement and other related documents are filed by FCAL with the Securities and Exchange Commission, they may be obtained for free at the Securities and Exchange Commission’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the FCAL website at http://www.fcalgroup.com  or at the PSBK website at http://www.premierservicebank.com.

FCAL, PSBK and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of FCAL and PSBK and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about FCAL’s directors and executive officers in the proxy statement for FCAL’s annual meeting of shareholders filed with the Securities and Exchange Commission on April 26, 2012.  You can find information about PSBK’s directors and executive officers in the proxy statement for PSBK’s annual meeting of shareholders available on its website at http://www.premierservicebank.com/corp/investor_relations.html.  You can obtain free copies of these documents from the Securities and Exchange Commission, FCAL or PSBK using the website information above.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any investment decisions.

Forward Looking Statements

This current report on Form 8-K may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of our loan or investment portfolios. Additionally, other risks and uncertainties may be described in the FCAL’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the Securities and Exchange Commission’s website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. FCAL assumes no obligation to update any forward-looking statements.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated July 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: July 10, 2012	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer